Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

January 24, 2007

Contact: Rob Doolittle

Tel: 703 876 3199

Fax: 703 876 3555

rdoolitt@generaldynamics.com

General Dynamics Reports 16.3 Percent Growth of Earnings from Continuing Operations in Fourth Quarter 2006; Revenues Increase 13 Percent

•	Full-year 2006 earnings from continuing operations increase 18.1 percent, revenues rise 14.7 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported financial results for the fourth quarter and full year of 2006, which ended December 31. (All per-share data reported below has been adjusted to reflect a two-for-one stock split that occurred March 24, 2006.)

Fourth-Quarter Results

General Dynamics’ earnings from continuing operations in the fourth quarter of 2006 were $463 million, or $1.13 per share on a fully diluted basis, an increase of 16.3 percent compared to 2005 fourth-quarter earnings from continuing operations of $398 million, or $0.98 per share fully diluted. Revenue for the fourth quarter of 2006 was $6.5 billion, compared to fourth-quarter 2005 revenue of $5.8 billion.

Full-year 2006 Results

Earnings from continuing operations for 2006 grew by 18.1 percent to $1.71 billion, or $4.20 per share on a fully diluted basis, compared with earnings of $1.45 billion, or $3.58 fully diluted, in 2005. Revenue for the full year of 2006 was $24.1 billion, compared with $21 billion for 2005, an increase of 14.7 percent.

Cash

Net cash provided by operating activities from continuing operations totaled $824 million in the quarter and $2.16 billion for the year. Free cash flow from operations, defined as net cash provided by operating activities from continuing operations less capital expenditures, was $687 million in the quarter and $1.82 billion for the year.

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Backlog

The company’s funded backlog grew by approximately $1 billion in the fourth quarter of 2006, to $32.7 billion; it increased $4.5 billion compared to year-end 2005. Total backlog at year-end 2006 was $43.7 billion.

Margins

Company-wide operating margins for the full year increased by 50 basis points over 2005, to 10.9 percent. Operating margins for the fourth quarter increased to 10.8 percent from 10.6 percent for fourth-quarter 2005.

Net Earnings

General Dynamics’ net earnings for the fourth quarter of 2006 were $408 million, including charges in discontinued operations related to the anticipated sale of the company’s coal mining operations, compared to fourth-quarter 2005 net earnings of $406 million. Net earnings for the full year, including a gain in discontinued operations from the sale of the company’s aggregates business, were $1.86 billion in 2006, compared to $1.46 billion in 2005.

“General Dynamics generated solid returns in the fourth quarter of 2006, capping another very strong year,” said General Dynamics Chairman and Chief Executive Officer Nicholas D. Chabraja. “Revenue and earnings grew substantially over the fourth quarter of 2005, and full-year earnings per share from continuing operations grew by 17.3 percent over last year, on a revenue increase of 14.7 percent. Free cash flow from operations in the year of over $1.8 billion once again represents a very efficient conversion of net earnings into cash, a ratio of 107 percent.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 81,000 people worldwide. The company is a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation. More information about the company is available on the Internet at www.generaldynamics.com.

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Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter securities analyst conference call, scheduled for 11 a.m. Eastern Time on Wednesday, January 24, 2007. Those accessing the webcast will be able to listen to management’s discussion of the fourth-quarter and full-year results, as well as the question-and-answer session with securities analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 2 p.m. on January 24 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 888-286-8010; passcode 71524900. It will be available from 2 p.m. on January 24 until midnight January 31, 2007.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance
	2006	2005	$	%
NET SALES	$6,514	$5,764	$750	13.0%
OPERATING COSTS AND EXPENSES	5,811	5,152	(659)

OPERATING EARNINGS	703	612	91	14.9%

Interest, Net	(27)	(25)	(2)
Other, Net	—	12	(12)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	676	599	77	12.9%

Provision for Income Taxes	213	201	(12)

EARNINGS FROM CONTINUING OPERATIONS	$463	$398	$65	16.3%

Discontinued Operations, Net of Tax	(55)	8	(63)

NET EARNINGS	$408	$406	$2	0.5%

EARNINGS PER SHARE—BASIC
Continuing Operations	$1.14	$0.99	$0.15	15.2%
Discontinued Operations	$(0.13)	$0.02	$(0.15)

Net Earnings	$1.01	$1.01	$—	0.0%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	405.0	401.9

EARNINGS PER SHARE—DILUTED
Continuing Operations	$1.13	$0.98	$0.15	15.3%
Discontinued Operations	$(0.13)	$0.02	$(0.15)

Net Earnings	$1.00	$1.00	$—	0.0%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	408.7	405.3

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance
	2006	2005	$	%
NET SALES	$24,063	$20,975	$3,088	14.7%
OPERATING COSTS AND EXPENSES	21,438	18,796	(2,642)

OPERATING EARNINGS	2,625	2,179	446	20.5%

Interest, Net	(101)	(118)	17
Other, Net	3	8	(5)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,527	2,069	458	22.1%

Provision for Income Taxes	817	621	(196)

EARNINGS FROM CONTINUING OPERATIONS	$1,710	$1,448	$262	18.1%

Discontinued Operations, Net of Tax	146	13	133

NET EARNINGS	$1,856	$1,461	$395	27.0%

EARNINGS PER SHARE—BASIC
Continuing Operations	$4.24	$3.61	$0.63	17.5%
Discontinued Operations	$0.36	$0.03	$0.33

Net Earnings	$4.60	$3.64	$0.96	26.4%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	403.4	401.6

EARNINGS PER SHARE—DILUTED
Continuing Operations	$4.20	$3.58	$0.62	17.3%
Discontinued Operations	$0.36	$0.03	$0.33

Net Earnings	$4.56	$3.61	$0.95	26.3%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	406.8	404.8

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter		Variance
	2006	2005	$	%
NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$2,498	$2,076	$422	20.3%
COMBAT SYSTEMS	1,805	1,606	199	12.4%
MARINE SYSTEMS	1,178	1,136	42	3.7%
AEROSPACE	1,033	946	87	9.2%

TOTAL	$6,514	$5,764	$750	13.0%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$266	$215	$51	23.7%
COMBAT SYSTEMS	194	190	4	2.1%
MARINE SYSTEMS	84	83	1	1.2%
AEROSPACE	168	123	45	36.6%
CORPORATE	(9)	1	(10)

TOTAL	$703	$612	$91	14.9%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	10.6%	10.4%
COMBAT SYSTEMS	10.7%	11.8%
MARINE SYSTEMS	7.1%	7.3%
AEROSPACE	16.3%	13.0%
TOTAL	10.8%	10.6%

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months		Variance
	2006	2005	$	%
NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$9,024	$7,826	$1,198	15.3%
COMBAT SYSTEMS	5,983	5,021	962	19.2%
MARINE SYSTEMS	4,940	4,695	245	5.2%
AEROSPACE	4,116	3,433	683	19.9%

TOTAL	$24,063	$20,975	$3,088	14.7%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$976	$865	$111	12.8%
COMBAT SYSTEMS	677	576	101	17.5%
MARINE SYSTEMS	375	249	126	50.6%
AEROSPACE	644	495	149	30.1%
CORPORATE	(47)	(6)	(41)

TOTAL	$2,625	$2,179	$446	20.5%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	10.8%	11.1%
COMBAT SYSTEMS	11.3%	11.5%
MARINE SYSTEMS	7.6%	5.3%
AEROSPACE	15.6%	14.4%
TOTAL	10.9%	10.4%

Exhibit D

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PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Year Ended December 31
Cash Flows from Operating Activities:	2006	2005
Net earnings	$1,856	$1,461
Adjustments to reconcile net earnings to net cash provided by operating activities —
Depreciation and depletion	251	226
Amortization	133	101
Stock-based compensation expense	61	39
Excess tax benefit from stock-based compensation	(47)	(2)
Deferred income tax provision	45	144
Discontinued operations, net of tax	(146)	(13)
(Increase) decrease in assets, net of effects of business acquisitions—
Accounts receivable	(160)	(555)
Contracts in process	(390)	(196)
Inventories	(238)	(122)
Increase (decrease) in liabilities, net of effects of business acquisitions—
Accounts payable	174	196
Customer advances and deposits	420	954
Other current and non-current liabilities	101	(138)
Other, net	96	(62)

Net Cash Provided by Operating Activities from Continuing Operations	2,156	2,033
Net Cash (Used) Provided by Discontinued Operations—Operating Activities	(28)	23

Net Cash Provided by Operating Activities	2,128	2,056

Cash Flows from Investing Activities:
Business acquisitions, net of cash acquired	(2,342)	(277)
Capital expenditures—continuing operations	(334)	(262)
Proceeds from sale of discontinued operations, net	316	316
Proceeds from sale of assets, net—continuing operations	64	45
Other, net	(20)	(3)

Net Cash Used by Investing Activities	(2,316)	(181)

Cash Flows from Financing Activities:
Repayment of fixed-rate notes	(500)	—
Dividends paid	(359)	(314)
Proceeds from option exercises	253	148
Purchases of common stock	(85)	(348)
Excess tax benefit from stock-based compensation	47	2
Other, net	105	(8)

Net Cash Used by Financing Activities	(539)	(520)

Net (Decrease) Increase in Cash and Equivalents	(727)	1,355
Cash and Equivalents at Beginning of Period	2,331	976

Cash and Equivalents at End of Period	$1,604	$2,331

Exhibit E

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Fourth Quarter		Fourth Quarter
	2006		2005
Cash and Liquidity Information:
Cash	$1,604		$2,331

Short-term Debt	$7		$509
Long-term Debt	2,774		2,778

Total Debt	$2,781		$3,287

Net Debt (A)	$1,177		$956

	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating Activities from Continuing Operations	$824	$2,156	$895	$2,033
Capital Expenditures—continuing operations	(137)	(334)	(104)	(262)

Free Cash Flow from Operations (B)	$687	$1,822	$791	$1,771

Total Taxes Paid	$194		$160

Other Information:
Depreciation and Depletion	$72		$58
Intangible Asset Amortization	38		25

Depreciation, Depletion and Amortization	$110		$83

Company Sponsored R&D (C)	$101		$91

Employment	81,000		70,900

Sales Per Employee (D)	$309,000		$300,700

Shares Outstanding	405,792,438		400,363,054

Weighted Average Shares Outstanding—
Basic	404,983,957		401,896,842
Diluted	408,669,326		405,302,422

(A)	Net Debt is defined as total debt less cash and short-term investments.
(B)	The company's management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company's ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(C)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(D)	Sales per employee is calculated by dividing net sales for the latest 12-month period by the company's average employment during that period.

Exhibit F

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter 2006
	Funded	Unfunded	Total Backlog	Potential Contract Value*	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,548	$2,432	$9,980	$9,218	$19,198
COMBAT SYSTEMS	10,086	1,883	11,969	1,855	13,824
MARINE SYSTEMS	8,174	5,851	14,025	1,052	15,077
AEROSPACE	6,941	752	7,693	964	8,657

TOTAL	$32,749	$10,918	$43,667	$13,089	$56,756

	Third Quarter 2006
INFORMATION SYSTEMS AND TECHNOLOGY	$7,344	$2,649	$9,993	$10,537	$20,530
COMBAT SYSTEMS	9,213	1,985	11,198	1,387	12,585
MARINE SYSTEMS	8,640	5,751	14,391	1,625	16,016
AEROSPACE	6,500	580	7,080	1,749	8,829

TOTAL	$31,697	$10,965	$42,662	$15,298	$57,960

	Fourth Quarter 2005
INFORMATION SYSTEMS AND TECHNOLOGY	$6,960	$2,415	$9,375	$6,815	$16,190
COMBAT SYSTEMS	6,954	2,374	9,328	2,774	12,102
MARINE SYSTEMS	8,419	7,014	15,433	1,885	17,318
AEROSPACE	5,853	765	6,618	1,445	8,063

TOTAL	$28,186	$12,568	$40,754	$12,919	$53,673

*	The potential contract value represents management's estimate of the company's future contract value under indefinite delivery, indefinite quantity (IDIQ) contracts or unexercised options associated with existing firm contracts. Because the value in the IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the options and establishes a firm order.

Exhibit G

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FOURTH QUARTER 2006 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

General Dynamics received the following significant contract orders during the fourth quarter of 2006:

Information Systems and Technology

•	$230 from the U.S. Marine Corps for 165 Combat Operation Centers, mobile command and control systems, to meet an urgent operational need for regiment and battalion Marine Corps units in Iraq.

•	A prime contract under the Design Engineering Support Program II (DESP II), a multiple-award IDIQ contract with a total potential value of $1.9 billion over five years. This contract is for design and engineering technical support services for Department of Defense mission weapon systems, components and support equipment.

•	Approximately $170 in orders on the U.S. Air Force’s Intelligence Information, Command-and-Control Equipment and Enhancements (ICE2) program. These orders bring the total funded value under the program to date to $1.6 billion.

Combat Systems

•	$380 from the U.S. Army to upgrade 180 Abrams main battle tanks with the M1A2 System Enhancement Package.

•	$378 from the Army to reset and upgrade 312 Abrams main battle tanks returning from Operation Iraqi Freedom under a new program called Improved Systems Enhancement Package (SEP) Reset.

•	$357 from the Army for the production of 350 M1A1 Abrams Integrated Management (AIM) tanks. The contract includes an option for 50 additional tanks that brings the total potential contract value to date to $406.

•	$189 contract modification from the Marine Corps for 151 eight-wheeled Light Armored Vehicles (LAV-A2) in various configurations. The contract includes a $50 option for 394 LAV-A2 electric turret drives and brings the total potential contract value to date to $317.

•	$425 (including Value Added Tax) from the Spanish Army for the supply of Long Range SPIKE Missile Systems. Under this contract, the company will manufacture 260 launchers and 2,600 missiles and provide logistics support.

Marine Systems

•	$208 from the U.S. Navy for construction of a second Littoral Combat Ship.

•	A contract from the Navy to continue to staff and operate the New England Maintenance Manpower Initiative at the Naval Submarine Base in Groton, Connecticut. The contract has a potential value of $202.

•	$1.3 billion in funding from the Navy for the construction of the ninth Virginia-class submarine and advance procurement for the 10th ship of the class.

Exhibit H

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AIRCRAFT DELIVERIES (UNAUDITED)

	Fourth Quarter		Twelve Months
	2006	2005	2006	2005
GREEN (UNITS):
LARGE AIRCRAFT	19	17	71	63
MID-SIZE AIRCRAFT	11	7	42	26

TOTAL	30	24	113	89

COMPLETIONS (UNITS):
LARGE AIRCRAFT	17	17	71	60
MID-SIZE AIRCRAFT	12	8	33	24

TOTAL	29	25	104	84

PRE-OWNED:

UNITS	1	4	11	12

SALES (millions)	$13	$87	$217	$219
OPERATING EARNINGS (millions)	$3	$3	$20	$13

AEROSPACE MARGINS EXCLUDING PRE-OWNED ACTIVITY	16.2%	14.0%	16.0%	15.0%

AIRCRAFT ORDERS (UNAUDITED)

	UNITS
	Large Aircraft		Mid-size Aircraft		Total
	2006	2005	2006	2005	2006	2005
ORDERS	114	92	45	32	159	124
DELIVERIES (A)	71	63	42	26	113	89

BOOK-TO-BILL	1.61	1.46	1.07	1.23	1.41	1.39

(A)	Represents green deliveries.

Exhibit I

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DISCONTINUED OPERATIONS (UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter		Twelve Months
	2006	2005	2006	2005
NET SALES	$19	$67	$149	$315
OPERATING COSTS AND EXPENSES	28	69	183	297

OPERATING (LOSS)/ EARNINGS	(9)	(2)	(34)	18
OTHER, NET	—	12	(1)	13
(LOSS)/GAIN ON DISPOSAL	(61)	(1)	142	32

(LOSS)/EARNINGS BEFORE TAXES	(70)	9	107	63
TAX (BENEFIT)/ PROVISION	(15)	1	(39)	50

(LOSS)/EARNINGS FROM DISCONTINUED OPERATIONS	$(55)	$8	$146	$13

Exhibit J

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